EXHIBIT 4




                              WACHOVIA CORPORATION


                      EXECUTIVE DEFERRED COMPENSATION PLAN




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                                TABLE OF CONTENTS
                      EXECUTIVE DEFERRED COMPENSATION PLAN

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Section 1.  Purpose.........................................................................................1

Section 2.  Definitions.....................................................................................2
         2.1      "Accrued benefit".........................................................................2
         2.2      "Active participant"......................................................................2
         2.3      "Adjustment date".........................................................................2
         2.4      "Beneficiary".............................................................................2
         2.5      "Board"...................................................................................2
         2.6      "CFB Plan Account"........................................................................2
         2.7      "Committee"...............................................................................3
         2.8      "Deferred Compensation Account"...........................................................3
         2.9      "Disability"..............................................................................3
         2.10     "EDCP Account"............................................................................3
         2.11     "Effective date of the plan"..............................................................3
         2.12     "Eligible employee".......................................................................3
         2.13     "Employee"................................................................................4
         2.14     "Employer"................................................................................4
         2.15     "Incentive Plan"..........................................................................4
         2.16     "Normal retirement age"...................................................................4
         2.17     "Participant".............................................................................4
         2.18     "Plan"....................................................................................5
         2.19     "Plan year"...............................................................................5
         2.20     "Predecessor plan" .......................................................................5
         2.21     "Retire" or "retirement"..................................................................5
         2.22     "SERP Transfer Account"...................................................................5
         2.23     "Service".................................................................................5
         2.24     "Spouse"..................................................................................5
         2.25     "Termination adjustment date".............................................................6
         2.26     "1934 Act"................................................................................6

Section 3.  Credits to Participant Accounts.................................................................6
         3.1      Benefit equalization credits..............................................................6
         3.2      Incentive compensation credits............................................................7
         3.3      Predecessor plan credits..................................................................8

Section 4.  Retirement; Termination of Service; Death.......................................................9
         4.1      Normal retirement.........................................................................9
         4.2      Delayed retirement........................................................................9
         4.3      Disability retirement.....................................................................9
         4.4      Early retirement..........................................................................9
         4.5      Termination of service...................................................................10
         4.6      Payment of benefit by reason of retirement or termination................................10
         4.7      Payment of benefit by reason of death....................................................11
         4.8      Hardship.................................................................................11
         4.9      Prepayment...............................................................................12


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Section 5.  Vesting........................................................................................13

Section 6.  Account; Deemed Investment; Adjustment of Accounts.............................................13
         6.1      Deferred Compensation Account............................................................13
         6.2      Deemed Investment........................................................................13
         6.3      Adjustments to Deferred Compensation Accounts............................................15

Section 7.  Special Provisions Regarding EDCP Accounts.....................................................15
         7.1      Benefit payments at termination of employment............................................15
         7.2      Benefit payment when termination of employment occurs between age 60 and 65............................................................................16
         7.3      Benefit payments upon disability.........................................................16
         7.4      Preretirement death benefits.............................................................17
         7.5      Suicide..................................................................................17
         7.6      Noncompetition requirement...............................................................18

Section 8.  Administration by Committee....................................................................18
         8.1      Membership of Committee..................................................................18
         8.2      Committee officers; Subcommittee.........................................................18
         8.3      Committee meetings.......................................................................18
         8.4      Transaction of business..................................................................19
         8.5      Committee records........................................................................19
         8.6      Establishment of rules...................................................................19
         8.7      Conflicts of interest....................................................................19
         8.8      Correction of errors.....................................................................19
         8.9      Authority to interpret plan..............................................................20
         8.10     Third party advisors.....................................................................20
         8.11     Compensation of members..................................................................20
         8.12     Expense reimbursement....................................................................20
         8.13     Indemnification..........................................................................21

Section 9.  No Trust.......................................................................................21

Section 10.  Benefits Not Assignable; Facility of Payments.................................................22
         10.1     Benefits not assignable..................................................................22
         10.2     Payments to minors and others............................................................22

Section 11.  Beneficiary...................................................................................22

Section 12.  Amendment and Termination of Plan.............................................................23

Section 13.  Communication to Participants.................................................................23

Section 14.  Claims Procedure..............................................................................23
         14.1     Filing of a claim for benefits...........................................................23
         14.2     Notification to claimant of decision.....................................................24
         14.3     Procedure for review.....................................................................24


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         14.4     Decision on review.......................................................................25
         14.5     Action by authorized representative of claimant..........................................25

Section 15.  Miscellaneous Provisions......................................................................25
         15.1     Set off..................................................................................25
         15.2     Notices..................................................................................26
         15.3     Lost distributees........................................................................26
         15.4     Reliance on data.........................................................................26
         15.5     Receipt and release for payments.........................................................26
         15.6     Headings.................................................................................27
         15.7     Continuation of employment...............................................................27
         15.8     Merger or consolidation..................................................................27
         15.9     Compliance with Securities Laws..........................................................27
         15.10    Construction.............................................................................28



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                              WACHOVIA CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN


                  SECTION 1.  PURPOSE:
                  This Wachovia Corporation Executive Deferred Compensation Plan (the "plan") is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees of Wachovia Corporation and its affiliates (the "Employer") pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The plan is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                  The plan amends and restates as of February 1, 1998, the Wachovia Corporation Retirement Savings and Profit-Sharing Benefit Equalization Plan (the "RSPSP Equalization Plan"), the South Carolina National Corporation Deferred Compensation Plan (the "SCNC Plan") and the Central Fidelity Banks, Inc. Amended and Restated Supplemental Stock and Thrift Plan (the "CFB Plan"), which were established by the Employer and its affiliates to protect certain highly compensated employees from the loss of benefits under tax-qualified retirement plans as a result of the application of statutory restrictions on benefits which are not applicable to other employees of the Employer. The plan also amends and restates as of February 1, 1998, the Wachovia Corporation Incentive Plan Deferral Arrangement (the "Deferral Arrangement") which was established to permit certain highly compensated employees to defer receipt of a portion of the incentive compensation payable by the Employer.


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                  SECTION 2.  DEFINITIONS:
                  As used in the plan, including this Section 2, references to one gender shall include the other and, unless otherwise indicated by the context:
                  2.1 "ACCRUED BENEFIT" shall mean, with respect to each participant, the balance credited to his Deferred Compensation Account as of the applicable adjustment date, following adjustment to such account as of such adjustment date as provided in Section 6.
                  2.2 "ACTIVE PARTICIPANT" shall mean, with respect to any day or date, a participant who is in service on such day or date; provided, that a participant who is in service shall cease to be an active participant immediately upon a determination by the Committee that the participant has ceased to be an eligible employee.
                  2.3 "ADJUSTMENT DATE" shall mean the last day of each month during a plan year, and such other dates as the Committee may select from time to time. The adjustment date occurring on December 31 of each year shall be referred to herein as the "year-end adjustment date."
                  2.4 "BENEFICIARY" shall mean the person, persons, entity or entities designated or determined pursuant to the provisions of Section 11 of the plan.
                  2.5 "BOARD" shall mean the Board of Directors of Wachovia Corporation, or such committee of the Board to which the Board shall assign all or part of its duties and powers under the plan.
                  2.6 "CFB PLAN ACCOUNT" shall mean an account subsidiary to the Deferred Compensation Account of a participant who was a participant in the CFB Plan immediately prior to the effective date of this plan to which shall be credited the balance to the credit of such participant in the CFB Plan as provided in Section 3.3.

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                  2.7 "COMMITTEE" shall mean the Management Resources and
Compensation Committee of the Board.
                  2.8 "DEFERRED COMPENSATION ACCOUNT" shall mean the separate account to be kept for each participant to which benefit equalization credits, incentive compensation credits, and certain predecessor plan credits shall be credited as described in Section 3. The Deferred Compensation Account of a participant shall include the SERP Transfer Account or CFB Plan Account, if any, but not the EDCP Account.
                  2.9 "DISABILITY" shall mean the inability of a participant to perform his regular duties with the Employer or any other duties which the Employer is willing to assign to him by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long continued or indefinite duration. The determination of the existence or nonexistence of disability shall be made by the Committee in a nondiscriminatory manner pursuant to an examination by a medical doctor selected or approved by the Committee.
                  2.10 "EDCP ACCOUNT" shall mean the separate account established for a former participant in the SCNC Plan to reflect the benefit amount payable under Article II of the SCNC Plan.
                  2.11 "EFFECTIVE DATE OF THE PLAN" shall be February 1, 1998.
                  2.12 "ELIGIBLE EMPLOYEE" shall mean each employee who is determined by the Committee to be a highly compensated or management employee and who is selected by the Committee to participate in the plan. An employee shall cease to be an eligible employee immediately upon the first to occur of the following: (i) the employee's termination of service; (ii) determination by the Committee that the employee no longer is a highly compensated or

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management employee; or (iii) determination by the Committee in its sole discretion that the employee shall no longer be eligible to participate in the plan.
                  2.13 "EMPLOYEE" shall mean an individual in the service of the Employer if the relationship between the individual and the Employer is the legal relationship of employer and employee.
                  2.14 "EMPLOYER" shall mean Wachovia Corporation, a North Carolina corporation with its principal office at Winston-Salem, North Carolina, and any affiliate thereof, or any successor thereto by merger, consolidation or otherwise.
                  2.15 "INCENTIVE PLAN" means any one or more of the incentive compensation arrangements maintained by the Employer for the benefit of employees, and which permits the deferral of compensation payments pursuant to this plan. By way of illustration and not limitation, such plans include the Wachovia Corporation Senior Management Incentive Plan, the Wachovia Corporation Bond and Money Market Group Variable Compensation Plan, the Trust Investment Management Incentive Plan, the South Carolina National Corporation Executive Incentive Compensation Plan, and any other incentive compensation arrangement as may be approved by the Committee for the deferral of compensation pursuant to this plan.
                  2.16 "NORMAL RETIREMENT AGE" of a participant shall be age sixty-five. The "normal retirement date" of a participant shall mean the first day of the calendar month coincident with or next following attainment by the participant of his normal retirement age.
                  2.17 "PARTICIPANT" shall mean with respect to any plan year an eligible employee who has entered the plan and any other employee who has an accrued benefit under the plan. An eligible employee who has not otherwise entered the plan shall enter the plan and become a participant as of the date determined by the Committee. A participant who separates from service

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with the Employer and who later returns to service will not be eligible to defer compensation under the plan except upon satisfaction of such terms and conditions as the Committee shall establish upon the participant's return to service, whether or not the participant shall have an accrued benefit remaining under the plan on the date of his return to service.
                  2.18 "PLAN" shall mean the unfunded, nonqualified deferred compensation plan as herein set out or as duly amended.
                  2.19 "PLAN YEAR" shall mean the twelve-month period ending on December 31 of each year.
                  2.20 "PREDECESSOR PLAN" shall mean the RSPSP Equalization
Plan, SCNC Plan, CFB Plan and Deferral Arrangement described in Section 1.
                  2.21 "RETIRE" OR "RETIREMENT" shall mean retirement within the meaning of Section 4.1, 4.2, 4.3 or 4.4.
                  2.22 "SERP TRANSFER ACCOUNT" shall mean an account subsidiary to the Deferred Compensation Account of a participant who was a Predecessor SERP Participant as defined in the RSPSP Equalization Plan immediately prior to the effective date of this plan. The balance to the credit of such participant in the SERP Transfer Account under the RSPSP Equalization Plan shall be credited to the SERP Transfer Account of the participant under this plan as provided in
Section 3.3.
                  2.23 "SERVICE" shall mean employment by the Employer as an employee.
                  2.24 "SPOUSE" or "surviving spouse" shall mean, except as otherwise provided in the plan, the legally married spouse or surviving spouse of a participant.

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                  2.25 "TERMINATION ADJUSTMENT DATE" shall mean the adjustment date coincident with or next following the date as of which a participant terminates service with the Employer for any reason (including retirement or death).
                  2.26 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.
                  SECTION 3.  CREDITS TO PARTICIPANT ACCOUNTS:
                  3.1 BENEFIT EQUALIZATION CREDITS: The Committee shall credit to the Deferred Compensation Account of a participant the amount of any contribution not allocable to the participant under the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation, as amended from time to time (the "RSPSP"), due to the application of any statutory contribution restriction applicable to the RSPSP under Section 401(a) of the Code. Such amount shall be referred to herein as the participant's "restricted amount." By way of illustration and not limitation, the statutory contribution restrictions to be taken into account in determining the restricted amount of the participant shall include the restrictions found in Sections 401(a)(4), 401(a)(17), 401(a)(30), 401(k), 401(m), 402(g) and 415 of the Code, or any successors thereto or similar statutory restrictions enacted in the future. In the event a contribution is allocated to the RSPSP account of the participant and is subsequently distributed to the participant or forfeited because of a statutory contribution restriction, such distributed or forfeited amount shall be treated for purposes of this plan as a restricted amount as of the adjustment date coincident with or next following such distribution or forfeiture. The restricted amount of each participant shall be credited to his Deferred Compensation Account as of the adjustment date coincident or next following the date the restricted amount is determined by the Committee. As a condition to the credit of the restricted amount to the Deferred Compensation Account of a participant, the participant must agree to defer payment of an amount of his compensation from the Employer equal to the restricted amount, less the portion of such restricted

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amount attributable to supplemental contributions to the RSPSP by the Employer.
The deferral agreement must be executed prior to the date the participant first enters the plan and shall continue in effect for each year thereafter in which he remains a participant.
                  3.2 INCENTIVE COMPENSATION CREDITS: The Committee shall credit to the Deferred Compensation Account of a participant the amount of any incentive compensation for which the participant has elected to defer receipt during the plan year. Any participant who is eligible to earn incentive compensation under an Incentive Plan of the Employer may elect to defer receipt of a percentage (not to exceed 50%) of the incentive compensation, if any, earned by him for such plan year under an Incentive Plan. Such election shall be filed in writing with the Committee on a form provided by the Committee prior to the first day of the plan year for which such election is to be effective. An election, once filed, shall continue in effect until the first day of the plan year next following receipt by the Committee of a written revocation of such election, or until the participant's earlier termination of employment or termination of participation in an Incentive Plan. No amount shall be deferred with respect to any eligible employee for any plan year for which there is no election in effect, and no election for any plan year may be revoked after the beginning of such plan year. The amount of the incentive compensation which can be deferred for any plan year pursuant to the plan shall not be less than $1,000. If the amount to be deferred pursuant to any election for a plan year shall be less than $1,000, such election shall be null and void and of no force and effect. A participant who has revoked an earlier election to defer may file a new election for any plan year (including the first plan year for which such election would have been effective) at any time prior to such plan year. The incentive compensation deferred by a participant shall be credited to the Deferred Compensation Account of the participant as of the adjustment date coincident with or next

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following the date that such amounts would have been paid to the participant were it not for the deferral.
                  3.3 PREDECESSOR PLAN CREDITS:
                  3.3.1 Deferred Compensation Account: As of the effective date of the plan, the Committee shall credit to the Deferred Compensation Account of each participant who was a participant in the RSPSP Equalization Plan or Deferral Arrangement an amount equal to the balance to the credit of such participant as of January 31, 1998, in the Benefit Equalization Account under the RSPSP Equalization Plan or under a Deferral Arrangement. Following such credit to the Deferred Compensation Account of the participant under this plan, the participant shall have no further rights to such amounts under such predecessor plans.
                  3.3.2 SERP Transfer Account: As of the effective date of the plan, the Committee shall credit to the SERP Transfer Account of each participant who was a SERP Transfer Participant as defined in the RSPSP Equalization Plan an amount equal to the balance to the credit of such participant as of January 31, 1998, in the SERP Transfer Account under the RSPSP Equalization Plan. Following such credit to the SERP Transfer Account of the participant under this plan, the participant shall have no further rights to such amount under the RSPSP Equalization Plan.
                  3.3.3 CFB Plan Account: As of the effective date of the plan, the Committee shall credit to the CFB Plan Account of each participant who was a participant in the CFB Plan an amount equal to the balance to the credit of such participant pursuant to the terms of the CFB Plan as of January 31, 1998. Following such credit to the CFB Plan Account of the participant under this plan, the participant shall have no further rights or benefits under the CFB Plan.
                  3.3.4 EDCP Account: As of the effective date of the plan, the Committee shall credit to the EDCP Account of each participant who was a participant in the SCNC Plan an amount

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equal to the benefit payable to such participant pursuant to the terms of
Article II of the SCNC Plan as of January 31, 1998. Following such credit to the EDCP Account of the participant under this plan, the participant shall have no further rights to such amounts under the SCNC Plan.
                  SECTION 4.  RETIREMENT; TERMINATION OF SERVICE; DEATH:
                  4.1 NORMAL RETIREMENT: A participant who is in service shall be eligible to retire from service at his normal retirement date and commence receiving payment of his accrued benefit, determined as of his termination adjustment date. Payment of such benefit shall be made by the Employer pursuant to Section 4.6.
                  4.2 DELAYED RETIREMENT: If a participant shall remain in service following his normal retirement date, his retirement date shall be the date he actually terminates service for reasons other than death, whereupon he shall commence receiving payment of his accrued benefit, determined as of his termination adjustment date. Payment of such benefit shall be made by the Employer pursuant to Section 4.6. During the period that such participant remains in service pursuant to this Section 4.2, he shall continue to be a participant for and including each plan year in which he meets the requirements therefor. If an employee not otherwise a participant becomes eligible to enter the plan following his normal retirement date, the provisions of this Section
4.2 shall apply in determining his retirement date.
                  4.3 DISABILITY RETIREMENT: If a participant shall suffer disability while in service prior to his normal retirement date, he shall retire as of the date of establishment of his disability, whereupon he shall commence receiving payment of his accrued benefit, determined as of his termination adjustment date. Such benefit shall be paid by the Employer as provided in
Section 4.6.
                  4.4 EARLY RETIREMENT: If a participant has attained at least age fifty-five and completed ten or more years of service, he shall be eligible to retire upon ninety days' prior written

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notice to the Employer and the Committee, whereupon he shall commence receiving payment of his accrued benefit determined as of his termination adjustment date. Such benefit shall be paid by the Employer as provided in Section 4.6.
                  4.5 TERMINATION OF SERVICE: If the service of a participant with the Employer shall be terminated for any reason other than retirement or death, his accrued benefit, determined as of his termination adjustment date, shall be paid to him by the Employer as provided in Section 4.6.
                  4.6 PAYMENT OF BENEFIT BY REASON OF RETIREMENT OR TERMINATION:
If a participant shall retire or terminate service, his accrued benefit, determined as of his termination adjustment date, shall be paid by the Employer in cash in equal monthly installments over a term certain of fifteen years. Payment of such benefit shall commence as of the first day of the month next following such termination adjustment date, and shall continue on the first day of each month thereafter for the remainder of the term certain. The amount of each monthly installment shall be adjusted as of each year-end adjustment date during the term certain to reflect credits and debits to the participant's Deferred Compensation Account pursuant to Section 6. Such adjustment shall be made by dividing the balance in his Deferred Compensation Account as of such date (following adjustment as of such date) by the number of monthly installments remaining to be paid hereunder; provided, that the last monthly installment due hereunder shall be the entire amount credited to the participant's Deferred Compensation Account on the date of payment. Notwithstanding the foregoing provisions of this Section 4.6, the portion of the Deferred Compensation Account of the participant consisting of the CFB Plan Account, if any, shall be distributed as elected by the participant pursuant to the terms of the CFB Plan as in effect immediately prior to the effective date of this plan.

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                  4.7 PAYMENT OF BENEFIT BY REASON OF DEATH:
                  4.7.1 If the participant dies while in service, the Employer shall pay a death benefit to the participant's beneficiary equal to the participant's accrued benefit determined as of his termination adjustment date. Such death benefit shall be paid by the Employer to the participant's beneficiary in the manner described in Section 4.6, treating for this purpose the beneficiary as the participant.
                  4.7.2 If the participant dies following his retirement or termination of service and before all payments to him under the plan have been made, the remainder of such payments shall be made to the participant's beneficiary in the same manner as they would have been paid to the participant had he lived.
                  4.8 HARDSHIP:
                  4.8.1 A participant may, at any time prior to his termination of service, make application to the Committee to receive a distribution in a lump sum of all or a portion of the total amount credited to his Deferred Compensation Account (determined as of the adjustment date coincident with or immediately preceding the date a request is made) because of an unforeseeable emergency that results in severe financial hardship to the participant. A distribution because of an unforeseeable emergency shall not exceed the amount required to meet the immediate financial need created by the unforeseeable emergency and not otherwise reasonably available from other resources of the participant. Examples of an unforeseeable emergency shall include but shall not be limited to those financial needs arising on account of a sudden or unexpected illness or accident of the participant or of a dependent of the participant, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

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                  4.8.2 The participant's request for a distribution on account of financial hardship must be made in writing to the Committee. The request must specify the nature of the financial hardship, the total amount requested to be distributed from the Deferred Compensation Account, and the total amount of the actual expense incurred or to be incurred on account of hardship.
                  4.8.3 If a distribution under this Section 4.8 is approved by the Committee, such distribution will be made as of the next following adjustment date. The processing of the request shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request for a distribution on account of a financial hardship. If a participant's termination of service occurs after a request is approved in accordance with this Section 4.8, but prior to distribution of the full amount approved, the approval of the request shall be automatically null and void and the benefits which the participant is entitled to receive under the plan shall be distributed in accordance with the applicable distribution provisions of the plan. Only one hardship distribution shall be made within any plan year.
                  4.8.4 The Committee may from time to time adopt additional policies or rules governing the manner in which such distributions may be made so that the plan may be conveniently administered.
                  4.9 PREPAYMENT: Notwithstanding any other provisions of this plan, if a participant or any other person (a "recipient") is entitled to receive payments under the plan, upon receipt of a request in writing from the recipient, the Committee in its sole discretion may direct the Employer to prepay all or any part of the payments remaining to be made to or in behalf of the recipient, or to shorten the payment period. The amount of such prepayment shall be in full satisfaction of the Employer's obligations hereunder to the recipient and to all persons claiming under or through the recipient with respect to the payments being prepaid. In the event of a partial

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prepayment, the Committee shall designate which installments are being prepaid and, if applicable, the accounts of the participant from which such prepayments shall be debited. The Committee's determinations under this Section 4.9 shall be final and conclusive upon all parties claiming benefits under this plan.
                  SECTION 5.  VESTING:
                  The accrued benefit of each participant shall be fully vested (that is, nonforfeitable) at all times.
                  SECTION 6. ACCOUNT; DEEMED INVESTMENT; ADJUSTMENT OF ACCOUNTS:
                  6.1 DEFERRED COMPENSATION ACCOUNT: The Committee shall establish a book reserve account, entitled the "Deferred Compensation Account," in behalf of each participant. Such account shall be adjusted as of each adjustment date pursuant to the provisions of Section 6.3. This Section 6 shall not apply to the participant's EDCP Account, if any.
                  6.2 DEEMED INVESTMENT: The Deferred Compensation Account of a participant shall be credited with an investment return determined as if the account were invested in one or more investment funds made available by the Committee. The participant shall elect the investment funds in which his Deferred Compensation Account shall be deemed invested from among the following:
                  6.2.1 Money Market Fund: The rate of return from this fund shall be equal to the Long-Term Applicable Federal Rate as defined in
         Section 1274(d) of the Code which is published each month in a Revenue Ruling issued by the Internal Revenue Service. The Long-Term Applicable Federal Rate is determined monthly by the Internal Revenue Service on the basis of the average market yield on outstanding marketable long-term obligations of the United States.
                  6.2.2 Short-Term Savings Fund: The rate of return from this fund shall be equal to the return on investments in the Short-Term Savings Fund made available to participants in the RSPSP.
                  6.2.3 Long-Term Savings Fund: The rate of return from this fund shall be equal to the return on investments in the Long-Term Savings Fund made available to participants in the RSPSP.

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                  6.2.4 Balanced Fund: The rate of return from this fund shall be equal to the return on investments in the Balanced Fund made available to participants in the RSPSP.
                  6.2.5 Stock Index Fund: The rate of return from this fund shall be equal to the return on investments in the Stock Index Fund made available to participants in the RSPSP.
                  6.2.6 Emerging Markets Fund: The rate of return from this fund shall be equal to the return on investments in the Emerging Markets Fund made available to participants in the RSPSP.
                  6.2.7 Managed Equity Fund: The rate of return from this fund shall be equal to the return on investments in the Managed Equity Fund made available to participants in the RSPSP.
                  6.2.8 Wachovia Stock Fund: The rate of return from this fund shall be equal to the return on investment in the common stock of Wachovia Corporation ("Wachovia Stock"). Amounts deemed invested in Wachovia Stock shall be converted to units (including fractional units rounded to two decimal places), with each unit having a value equal to one share of Wachovia Stock. The value of a share of Wachovia Stock shall be equal to the average price per share (rounded to four decimals) of the last sale of Wachovia Stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL for the last ten business days preceding the adjustment date as of which the value is determined. Each participant having a deemed investment in Wachovia Stock shall be credited with additional units on the adjustment date next following the payment of dividends on Wachovia Stock in an amount determined by (i) multiplying the number of units of Wachovia Stock credited to the participant on the record date for such dividends by the dividend then paid on a share of Wachovia Stock, then (ii) dividing that result by the average of the highest and lowest price per share of Wachovia Stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL for the date on which the dividend is paid.

The investment election of the participant shall be made in the manner prescribed by the Committee and shall take effect upon the entry of the participant into the plan. The investment election of the participant shall remain in effect until the adjustment date next following the date a new election is made by the participant. In the event the participant fails for any reason to make an effective election of the investment return to be credited to his account, the investment return shall be determined by reference to the Money Market Fund. Notwithstanding the foregoing, if a participant is subject to
Section 16 of the 1934 Act, then such participant's investment elections shall be subject to such additional rules or bylaws as may be established by the Committee pursuant to Section 15.9 herein.
                  6.3 ADJUSTMENTS TO DEFERRED COMPENSATION ACCOUNTS: With respect to each participant who has a Deferred Compensation Account under the plan, the amount credited to such account as of each adjustment date shall be adjusted as of each succeeding adjustment date by the following debits and credits, in the order stated:

                  6.3.1 The Deferred Compensation Account shall be debited with the total amount of any payments made from such account since the last preceding adjustment date to him or for his benefit.
                  6.3.2 The Deferred Compensation Account shall be credited with the total amount of any benefit equalization credits and incentive compensation credits to such account since the last preceding adjustment date.
                  6.3.3 The Deferred Compensation Account shall be credited or debited with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the participant in accordance with Section 6.2. The amount of such deemed investment gain or loss shall be determined by the Committee and such determination shall be final and conclusive upon all concerned.

                  SECTION 7. SPECIAL PROVISIONS REGARDING EDCP ACCOUNTS:

                   Notwithstanding any other provision of the plan, the following special provisions shall apply with respect to a participant having an EDCP Account:

                   7.1 BENEFIT PAYMENTS AT TERMINATION OF EMPLOYMENT: Upon the termination of service by the participant for any reason other than death, the participant shall be entitled to receive the benefit credited to his EDCP Account (the "EDCP benefit"), determined in accordance with the terms of the SCNC Plan as in effect immediately prior to the effective date of this plan. The participant may elect to receive the EDCP benefit in either (i) a lump sum, or
(ii) equal monthly payments over a fifteen year period; with the amount of payments under either method determined in accordance with the schedule of benefits provided to the participant under the SCNC Plan.

Payments of the EDCP benefit shall be made to a participant (in the case of a lump sum), or commence (in the case of installment payments) during the January immediately following the participant's termination of service. Any election as to the form of the payment of benefits under this Plan shall be made in the manner and on the form provided by the Committee for such purpose, and in no event shall such election be made after the date which is two years prior to the date on which the participant becomes entitled to benefits under this Section
7.1. In the event that such an election is made within the two year period described in the preceding sentence (unless the election is made at the time of the original deferral election under the SCNC Plan), or if no election is made, benefits payable under this Plan shall be paid in equal monthly installments over a fifteen year period.

                  7.2 BENEFIT PAYMENT WHEN TERMINATION OF EMPLOYMENT OCCURS BETWEEN AGE 60 AND 65: If the participant terminates service after attaining age 60, but prior to age 65, the participant may elect to delay the payment, or commencement of payments in the event installments are elected, of his EDCP benefit until the January immediately following the date on which he attains age
65. A participant's election to delay the commencement of his benefits under this Section 7.2 must be made at least two years prior to the participant's termination of service. If a participant makes a valid election to delay the commencement of his benefits until the January immediately following the date he attains age 65 and dies prior to attaining such age, his date of death shall be deemed to be the date of his termination of service and his benefits shall be paid in the form elected by the participant.

                  7.3 BENEFIT PAYMENTS UPON DISABILITY: If a participant becomes disabled, the participant will continue to participate in this plan, and his benefits will be payable on his retirement under Section 7.1 (or Section 7.2 if a valid election has been made) or on his death under Section

7.4. For this purpose, a disabled participant's retirement date shall be deemed to be the earlier of (i) the date on which he attains age 65, or (ii) the date on which the participant is no longer disabled and does not return to service. In the case of a participant with a valid election in effect under Section 7.2, the preceding sentence will be applied by substituting age 60 for age 65. The Committee may from time to time request that a participant who becomes disabled while in service submit to a medical examination or related series of examinations by a physician or physicians acceptable to the Committee to determine whether he continues to be disabled. A participant's refusal to submit to such an examination or related series of examinations shall be deemed an admission by him that he is no longer disabled. All examinations requested by the Committee pursuant to this provision shall be at the expense of the Employer.

                   7.4 PRERETIREMENT DEATH BENEFITS: Subject to Section 7.5, if the participant dies while in service or while disabled as provided in Section 7.4, the participant's beneficiary shall receive a benefit, based on the deferral elections of the participant under the SCNC Plan for each calendar year for which the participant was deemed insurable under the SCNC Plan, in an amount determined with reference to the schedule of benefits provided to the participant under the SCNC Plan (the "preretirement death benefit"), which benefit shall be in lieu of all other benefits with respect to the EDCP Account of the participant. The preretirement death benefit shall be paid, or commence to be paid in the case of installment payments, as soon as is practicable after the death of the participant.

                   7.5 SUICIDE: Notwithstanding any provision of this plan to the contrary, if an insurable participant as described in Section 7.4 dies as a result of suicide prior to the April 1 of the third calendar year following the calendar year for which the participant made a deferral election under the SCNC Plan, no preretirement death benefit under Section 7.4 shall be payable with respect to that deferral election of the participant; instead, the participant's benefits resulting from such deferral election shall be determined under this
Section 7, as applicable, on the basis of the assumption that the participant terminated service on the day immediately preceding his date of death.

                   7.6 NONCOMPETITION REQUIREMENT: If any participant terminates service for any reason and later accepts employment with, or assumes any other position with, any national bank, state bank, savings and loan association, or any other similar financial institution with one or more branches in South Carolina, and which competes with the Employer, the Committee may at its discretion cause any remaining amounts due to the participant to be paid in one lump sum with the amount of the lump sum payment being equal to the present value at the date of payment of such remaining payments calculated using the present value monthly discount rate stated on the schedule of benefits attached to the participant's various deferral elections under the SCNC Plan.
                  SECTION 8. ADMINISTRATION BY COMMITTEE:
                  8.1 MEMBERSHIP OF COMMITTEE: The Committee shall be responsible for the general administration and interpretation of the plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.
                  8.2 COMMITTEE OFFICERS; SUBCOMMITTEE: The members of the Committee shall elect a Chairman and may elect an acting Chairman. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment in behalf of the Committee. The Committee shall appoint the plan administrator, or may itself act as plan administrator.
                  8.3 COMMITTEE MEETINGS: The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.
                  8.4 TRANSACTION OF BUSINESS: A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.
                   8.5 COMMITTEE RECORDS: The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the plan.
                   8.6 ESTABLISHMENT OF RULES: Subject to the limitations of the plan, the Committee may from time to time establish rules or by-laws for the administration of the plan and the transaction of its business.
                  8.7 CONFLICTS OF INTEREST: No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except relating to the terms of his salary reduction agreement.
                  8.8 CORRECTION OF ERRORS: The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the plan, such discretion shall be exercised in a nondiscriminatory manner.

                  8.9 AUTHORITY TO INTERPRET PLAN: Subject to the claims procedure set forth in Section 14, the plan administrator and the Committee shall have the duty and discretionary authority to interpret and construe the provisions of the plan and to decide any dispute which may arise regarding the rights of participants hereunder, including the discretionary authority to construe the plan and to make determinations as to eligibility and benefits under the plan. Determinations by the plan administrator and the Committee shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.
                 8.10 THIRD PARTY ADVISORS: The Committee may engage an attorney, accountant, actuary or any other technical advisor on matters regarding the operation of the plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the plan. The Committee shall from time to time, but no less frequently than annually, review the financial condition of the plan and determine the financial and liquidity needs of the plan. The Committee shall communicate such needs to the Employer so that its policies may be appropriately coordinated to meet such needs.
                  8.11 COMPENSATION OF MEMBERS: No fee or compensation shall be paid to any member of the Committee for his service as such.
                  8.12 EXPENSE REIMBURSEMENT: The Committee shall be entitled to reimbursement by the Employer for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the plan.

                  8.13 INDEMNIFICATION: No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Employer's own assets), each member of the Committee and each other officer, employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the plan unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

                  SECTION 9. NO TRUST:

                  The obligation of the Employer to make payments hereunder shall constitute a contractual liability of the Employer to the participant. Such payments shall be made from the general funds of the Employer. The Employer may but shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the participant shall not have any interest in any particular assets of the Employer by reason of its obligations hereunder. Nothing contained in this plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Employer and the participant or any other person. To the extent that any person acquires a right to receive payment from the Employer, such right shall be no greater than the right of an unsecured creditor of the Employer.

                  SECTION 10.  BENEFITS NOT ASSIGNABLE; FACILITY OF PAYMENTS:

                  10.1 BENEFITS NOT ASSIGNABLE: No portion of any benefit credited or paid under the plan with respect to any participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts.
                  10.2 PAYMENTS TO MINORS AND OTHERS: If any individual entitled to receive a payment under the plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the participant to the extent of the amount thereof.
                  SECTION 11. BENEFICIARY
                  The participant's beneficiary shall be the person or persons designated by the participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the participant does not designate a beneficiary, the beneficiary shall be his surviving spouse. If the participant does not designate a beneficiary and has no surviving spouse, the beneficiary shall be the participant's estate. The designation of a beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a beneficiary (the "primary beneficiary") is receiving or is entitled to receive payments under the plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the contingent beneficiary, if any, named in the participant's current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the estate of the primary beneficiary. Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the plan in the same manner as if the beneficiary who filed the disclaimer had died on the date of such filing.
                  SECTION 12.  AMENDMENT AND TERMINATION OF PLAN:
                  The Committee may amend any provision of the plan or terminate the plan at any time; provided, that in no event shall such amendment or termination reduce any participant's benefit as of the date of such amendment or termination without such participant's written consent, nor shall any such amendment or termination affect the terms of the plan relating to the payment of such benefit.
                  SECTION 13.  COMMUNICATION TO PARTICIPANTS:
                  The Employer shall make a copy of the plan available for inspection by participants and their beneficiaries during reasonable hours at the principal office of the Employer.
                  SECTION 14.  CLAIMS PROCEDURE:
                  The following claims procedure shall apply with respect to the plan:
                  14.1 FILING OF A CLAIM FOR BENEFITS: If a participant or beneficiary (the "claimant") believes that he is entitled to benefits under the plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefor with the plan administrator.

In the event the plan administrator shall be the claimant, all actions which are required to be taken by the plan administrator pursuant to this Section 14 shall be taken instead by another member of the Committee designated by the Committee.
                  14.2 NOTIFICATION TO CLAIMANT OF DECISION: Within 90 days after receipt of a claim by the plan administrator (or within 180 days if special circumstances require an extension of time), the plan administrator shall notify the claimant of his decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the plan on which the denial is based;
(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial. If the plan administrator fails to notify the claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the close of the extension period, if applicable).
                  14.3 PROCEDURE FOR REVIEW: Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant shall appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.
                  14.4 DECISION ON REVIEW: The decision on review of a claim denied in whole or in part by the plan administrator shall be made in the following manner:
                  14.4.1 Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the close of the extension period, if applicable).
                  14.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent plan provisions on which the decision is based.
                  14.4.3 The decision of the Committee shall be final and conclusive.
                  14.5 ACTION BY AUTHORIZED REPRESENTATIVE OF CLAIMANT: All actions set forth in this Section 14 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The plan administrator and the Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

                  SECTION 15. MISCELLANEOUS PROVISIONS:
                  15.1 SET OFF: Notwithstanding any other provision of this plan, the Employer may reduce the amount of any payment otherwise payable to or in behalf of a participant hereunder by the amount of any loan, cash advance, extension of credit or other obligation of the participant to the Employer that is then due and payable, and the participant shall be deemed to have consented to such reduction.

                  15.2 NOTICES: Each participant who is not in service and each beneficiary shall be responsible for furnishing the Committee or its designee with his current address for the mailing of notices and benefit payments. Any notice required or permitted to be given to such participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the participant or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.
                   15.3 LOST DISTRIBUTEES: A benefit shall be deemed forfeited if the plan administrator is unable to locate the participant or beneficiary to whom payment is due on or before the fifth anniversary of the date payment is to be made or commence; provided, that the adjustment rate shall cease to be applied to the participant's accounts following the first anniversary of such date; provided further, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the participant or beneficiary for all or part of the forfeited benefit.
                  15.4 RELIANCE ON DATA: The Employer, the Committee and the plan administrator shall have the right to rely on any data provided by the participant or by any beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a participant, and the Employer, the Committee and the plan administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a participant or beneficiary.
                  15.5 RECEIPT AND RELEASE FOR PAYMENTS: Subject to the provisions of Section 15.1, any payment made from the plan to or with respect to any participant or beneficiary, or pursuant to a disclaimer by a beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the plan and the Employer with respect to the plan. The recipient of any payment from the plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.
                  15.6 HEADINGS: The headings and subheadings of the plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
                  15.7 CONTINUATION OF EMPLOYMENT: The establishment of the plan shall not be construed as conferring any legal or other rights upon any employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any employee or to deal with him without regard to the effect thereof under the plan.
                  15.8 MERGER OR CONSOLIDATION: The Employer shall not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity (a "Successor Entity") unless such Successor Entity shall assume the rights, obligations and liabilities of the employer-party under the plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the plan.
                  15.9 COMPLIANCE WITH SECURITIES LAWS: Transactions under the plan are intended to be structured in accordance with the federal securities laws, and the allocation and distribution of benefits pursuant to the plan shall be subject to, and conditional upon compliance with, all applicable securities laws, rules and regulations. Notwithstanding any other provision of the plan, the Committee shall have the authority to establish such rules or bylaws as it deems necessary to ensure that transactions under the plan by persons subject to
Section 16 of the 1934 Act comply with Rule 16b-3 of the 1934 Act (or any successor rule).

                  15.10 CONSTRUCTION: The provisions of the plan shall be construed and enforced according to the laws of the State of North Carolina except to the extent that such laws are superseded by ERISA.
                  IN WITNESS WHEREOF, this nonqualified deferred compensation plan is executed in behalf of the Employer as of the 26th day of January, 1998.


                                          WACHOVIA CORPORATION


                                          By:  /s/ Leslie M. Baker, Jr.
                                          ------------------------------------
                                                   President

Attest:

/s/ Alice Washington Grogan
--------------------------------
          Secretary

 [Corporate Seal]